EXHIBIT 10.4

Bionexus Gene Lab Corporation
Bionexus Gene Lab Sdn Bhd
203 S Main Street STE 3000, Wyoming 82801, USA Tel: +60122126512 10-2, Tower B, Vertical Business Suite II, Avenue 3, Bangsar South City, 8 Jalan Kerinchi 59200 Kuala Lumpur, Malaysia Tel: 03-74940760

Date: July 29, 2022

Mr. Sook Keng Yeoh

40 Jalan TR 3/1, Tropicana Petaling Jaya

47410 Selangor, Malaysia

Dear Mr. Yeoh

Chief Executive Officer/Board Member

Thank you for accepting our invitation to be the Chief Executive Officer/Board Member and your appointment will commence from August 9, 2022. In consideration for your service, you shall be entitled to USD1,000 monthly allowance and 25,000 common stocks of the company for a 12 months service.

The Chief Executive Officer (CEO) is delegated by the Board to have full administrative and representational power. In the context of this authority, the CEO is in charge of all the Company’s departments, directs their operations, makes the necessary decisions in the framework set out by the applicable legislation, the Articles of Association, the Regulations governing the Company’s function, the approved projects as well as Board decisions.

Duties and responsibilities

•	Drafting the Company’s income and expenditure budget at least two (2) months before the beginning of the fiscal year and submit it to the Company’s Board for approval;
•	Submitting to the Company’s Board the necessary proposals and suggestions as to fulfil the Company’s objectives, executing the decisions of the Board;
•	Drafting and submitting the Company annual and quarterly reports within 30 days and 15 days respectively from the end of every fiscal year and quarterly period to the Board and Audit Committee for review and approval before forwarding it to the PCAOB Auditor and Attorney for consent to submit to Security Exchange Committee via the Edgarizer;
•	Monitoring and supervising the Company’s daily operations and the undertakings of each operational units and organizational sectors as well as the discharge of duties of the Company’s employees in all areas;

Please signify your acceptance of the above terms by signing and returning this Letter of Understanding to us.

Yours faithfully	I, Sook Keng Yeoh the undersigned, accept your appointment and agree to all the terms above.

Chan Chong Wong Chief Executive Officer	Mr. Sook Keng Yeoh Date: July 30, 2022